McKESSON TO PRESENT AT THE 38TH ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE: WILL PROVIDE COMPANY OVERVIEW AND REVIEW UPDATED FINANCIAL OUTLOOK

IRVING, Texas, January 13, 2020 - McKesson Corporation (NYSE:MCK) will present at the 38th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco tomorrow, January 14, 2020 at 9:00 AM PT (12:00 PM ET). Brian Tyler, chief executive officer of McKesson, will provide a company overview and review topics including:

•	McKesson’s strategic growth initiatives

•	McKesson’s differentiated specialty portfolio

•	Company innovation such as the recent launch of AMP: Access for More Patients

•	Overview of McKesson’s capital allocation approach

•
Updated Fiscal 2020 Adjusted Earnings per diluted share outlook: the company now anticipates Adjusted Earnings per diluted share of $14.60 to $14.80 for full-year fiscal 2020, an increase from the previous range of $14.00 to $14.60.

“The focus on executing against our strategic growth initiatives and disciplined capital allocation is reflected in our updated outlook for fiscal 2020. Our businesses are well positioned to continue to deliver growth,” said Brian Tyler, chief executive officer. “Based on the continued momentum and trends in our business, we have narrowed and raised our Adjusted EPS guidance range for fiscal 2020.”
The live audio webcasts for the J.P. Morgan Healthcare conference will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. McKesson will host a conference call at 8:00 AM ET on February 4, 2020 to discuss third quarter fiscal 2020 financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website, along with the company’s earnings press release, financial tables and slide presentation. The conference call can also be accessed by dialing 786-815-8297. The password is ‘McKesson’.

Adjusted Earnings
McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income/loss from continuing operations, excluding amortization of acquisition-related intangible assets, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments as well as the related income tax effects for each of these items, as applicable.
The company does not provide forward-looking guidance on a GAAP basis prospectively as McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. These risk factors include, but are not limited to: changes in the healthcare industry and regulatory environment; fluctuations in foreign currency exchange rates; the impact of the Change Healthcare joint venture on the company’s results of operations; the company’s ability to manage and complete divestitures and distributions; material adverse resolution of pending legal proceedings, including those related to the distribution of controlled substances; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; and the potential inadequacy of insurance to cover property loss or liability claims.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, healthcare technology, community oncology and specialty care. McKesson partners with life sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities to improve patient care in every setting - one product, one partner, one patient at a time. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:
Holly Weiss, 972-969-9174 (Investors and Financial Media)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (General and Business Media)
David.Matthews@McKesson.com